Exhibit 99.1

Red Robin Gourmet Burgers Announces Management Changes

Greenwood Village, Colo. — June 29, 2011 — Red Robin Gourmet Burgers, Inc., (NASDAQ: RRGB), a casual dining restaurant chain focused on serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today announced the departures of Katie Scherping, chief financial officer and senior vice president, and Susan Lintonsmith, chief marketing officer and senior vice president, effective July 15, 2011.  The Company has already initiated searches for their successors.

“On behalf of the Company, I would like to express our gratitude to Katie for her contributions and commitment to Red Robin and to our financial organization,” said Stephen Carley, Red Robin Gourmet Burgers, Inc.’s chief executive officer.  “In addition, I would also like to thank Susan for her dedication to Red Robin toward increasing the awareness and value of the brand. We wish both of them the best in their future endeavors.”

“The entire Red Robin team remains focused on implementing the initiatives of our strategic plan — Project RED — and working with a sense of urgency to drive performance improvement and build a foundation for long-term growth and profitability,”  continued Mr. Carley.  “While we are still in the early stages of this effort, we remain on track for achieving the objectives we identified to strengthen our business performance and our management team, and setting a course to become a best-in-class restaurant company.”

Mrs. Scherping’s departure was not related to any disagreement with the Company’s board of directors, audit committee or the Company’s auditors.

About Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)

Red Robin Gourmet Burgers, Inc. (www.redrobin.com), a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., serves up wholesome, fun, feel-good experiences in a family-friendly environment.  Red Robin® restaurants are famous for serving more than two dozen insanely delicious, high-quality gourmet burgers in a variety of recipes with Bottomless Steak Fries®, as well as salads, soups, appetizers, entrees, desserts, and signature Mad Mixology® Beverages.  There are more than 450 Red Robin® restaurants located across the United States and Canada, including company-owned locations and those operating under franchise agreements.

Forward-Looking Statements:

Certain information and statements contained in this press release, including those regarding the Company’s search for the executives’ successors, the continued implementation of its initiatives known as Project Red, and the focus on performance improvement, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “achieve,” “become,” “growth”, “remain”, or comparable terms or the negative thereof.  All forward-looking statements included in this press release are based on information available to the Company on the date hereof. Such statements speak only as of the date hereof and we undertake no obligation to update any such statement to reflect events or circumstances arising after the date hereof. These statements are based on assumptions believed by us to be reasonable, and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: the ability to timely conclude a successful search for the executives’ successors; the ability to effect a smooth transition of the duties and responsibilities of such executives; the ability to effectively implement strategies and achieve anticipated revenue and cost savings from Project RED and other initiatives; uncertainty regarding the economic recovery and the potential negative effect on consumer confidence and spending; the adequacy of cash flows generated by our business or available debt resources to fund operations and growth opportunities; our ability to achieve and manage our planned expansion, including both in new markets and existing markets; and other risk factors described from time to time in the Company’s 10-Q and 10-K filings with the SEC.

For further information contact:

ICR

Don Duffy/Raphael Gross

203-682-8200